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                                                                   EXHIBIT 11.01

                            MICRONICS COMPUTERS, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


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
                                                                 THREE MONTHS ENDED
                                                                     DECEMBER 31,
                                                           -----------------------------
                                                                1997              1996
                                                           --------------        -------
BASIC EPS

Net income (loss) ..................................       $         (719)       $   166
                                                           ==============        =======

Average shares outstanding .........................               13,499         13,923
                                                           ==============        =======

Earnings per common share ..........................       $         (.05)       $   .01
                                                           ==============        =======


DILUTED EPS

Net income (loss) ..................................       $         (719)       $   166
                                                           ==============        =======

Average shares outstanding .........................               13,499         13,923

Options ............................................                   --              3
                                                           --------------        -------

   Total common stock and common stock equivalents..               13,499         13,926
                                                           ==============        =======

Earnings per common share - assuming dilution ......       $         (.05)       $   .01
                                                           ==============        =======
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